Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. • 100 Crescent Centre Parkway, Suite 1240 • Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services
Provides Business Update and Postpones Fourth Quarter and
Year-End 2018 Earnings Release and Conference Call

ATLANTA, March 28, 2019 — Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, announced today that it is delaying the release of its fourth quarter and year-end 2018 financial results and conference call that was scheduled for today at 8:30 a.m. ET.  The delay is to allow time to complete financing for its near term, growth working capital requirements and the completion of its audit.  It is not due to any identified accounting errors or disagreements with the Company’s independent auditors.

Business Update

•                  Completed final restructuring efforts in fourth quarter 2018

•                  Backlog expected to be converted to revenue in 2019, including customer’s planned outage, was $173.3 million at year-end

•                  Achieved $188.9 million in revenue in 2018 with 559 basis point improvement in gross margin

•                  Selling, general and administrative expenses (“SG&A”), excluding estimated nonrecurring expenses, reached planned run rate of approximately $5 million per quarter

•                  Teleconference delayed until completion of audit and filing of Annual Report on Form 10-K

•                  Requires additional time to secure funding to meet working capital needs to support the growth of the business in the second quarter

Tracy Pagliara, President and CEO, stated, “We are actively pursuing a solution for this short-term funding requirement and continue to expect 2019 to be a good year for Williams.  We have achieved our cost reduction and restructuring objectives and completed the transition of our corporate offices to Atlanta.  We are excited about the numerous possibilities to aggressively scale our core business, expand into new markets and strengthen and diversify our specialty service offerings.  Williams is pursuing and winning new customers, while enhancing our stature with existing customers.  We are concurrently taking decisive action to improve upon our ability to deliver best-in-class execution.”

Timothy M. Howsman, Chief Financial Officer, stated, “We had continued in good faith in our processes to report the year-end with the understanding that our asset-based lender would expand the eligibility of receivables under its lending agreement.  Eligibility under our $15 million asset-based revolver is restricted for certain receivables with underlying surety bonds.  Over 40% of our operating income expected in 2019 is related to projects during the second quarter, including our customer outage.  Due to underlying surety bonds, our ability to borrow against these receivables is restricted.  As a result, this creates a near-term, challenging capital constraint.  To support the work in the quarter, we will need approximately $5 million to $10 million in incremental financing to bridge the timing of staffing the work and cash receipts.  Unfortunately, we were notified by our asset-based lender late yesterday that while they were able to expand eligibility under their asset-based lending agreement, they were not able to expand it sufficiently to support our working capital requirements for the second quarter of 2019.”

The Company expects to file a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission with respect to its annual report on Form 10-K for the year ended December 31, 2018, which would allow the Company an additional 15 calendar days to file its Form 10-K that would otherwise be due on April 1, 2019.  During this period, the Company will seek any required waivers from its lenders for the delay in delivering to them the Company’s 2018 financial statements.

The previously announced appointment of Mr. Steven D. Davis to our Board of Directors will be delayed from April 2, 2019 until after our Form 10-K has been filed.

The Company has also cancelled its participation today at the Sidoti conference and related webcast.

About Williams

Williams Industrial Services Group Inc. has been safely helping plant owners and operators enhance asset value for more than 50 years.  The Company provides a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information can be found at www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to meet its filing obligations in a timely manner and related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including the ability of the Company’s auditors to finalize the review and audit of the Company’s 2018 financial statements, the Company’s ability to timely file its periodic reports with the SEC, including its Form 10-K for its 2018 fiscal year, ability to secure adequate sources of financing on terms and within timing acceptable to the Company, ability to comply with the terms of the Company’s existing debt instruments and obtain waivers of certain terms in such agreements if and as needed, ability to implement strategic initiatives, business plans and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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